Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hilb, Rogal and Hamilton Company Employee Stock Purchase Plan of our reports dated February 13, 2002, with respect to the consolidated financial statements of Hilb, Rogal and Hamilton Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                                                            /s/ Ernst & Young LLP

Richmond, Virginia February 11, 2003